                                                                    EXHIBIT 4.22

                           [FORM OF FACE OF SECURITY]

                           [Global Securities Legend]

          UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), NEW YORK, NEW YORK, TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC) ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

          TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.(1)

                         [Restricted Securities Legend]

          THE NOTE EVIDENCED HEREBY HAS NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS, AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT AS SET FORTH IN THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF, THE HOLDER (1) REPRESENTS THAT IT IS (A) A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) OR (B) IT IS AN INSTITUTIONAL INVESTOR THAT IS AN "ACCREDITED INVESTOR" AS DEFINED IN RULE 501(a)(1), (2), (3), OR (7) UNDER THE SECURITIES ACT (AN "INSTITUTIONAL ACCREDITED INVESTOR"), (2) AGREES THAT IT WILL NOT, PRIOR TO EXPIRATION OF THE HOLDING PERIOD APPLICABLE TO SALES OF THE NOTE EVIDENCED HEREBY UNDER RULE 144(k) UNDER THE SECURITIES ACT (OR ANY SUCCESSOR

-----------------
(1) These paragraphs should be included only if the Security is a Global
    Security.

PROVISION), RESELL OR OTHERWISE TRANSFER THIS NOTE OR THE COMMON STOCK ISSUABLE UPON CONVERSION OF THIS NOTE EXCEPT (A) TO SIRIUS SATELLITE RADIO INC., OR ANY SUBSIDIARY THEREOF, (B) TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, (C) PURSUANT TO THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE), (D) TO ANY INSTITUTIONAL ACCREDITED INVESTOR PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT (IF AVAILABLE), OR (E) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT (AND WHICH CONTINUES TO BE EFFECTIVE AT THE TIME OF SUCH TRANSFER), (3) PRIOR TO SUCH TRANSFER (OTHER THAN A TRANSFER PURSUANT TO CLAUSE 2(E) ABOVE), IT WILL FURNISH TO THE BANK OF NEW YORK, AS TRUSTEE (OR SUCCESSOR TRUSTEE, AS APPLICABLE), SUCH CERTIFICATIONS, LEGAL OPINIONS OR OTHER INFORMATION AS THE TRUSTEE MAY REASONABLY REQUIRE TO CONFIRM THAT SUCH TRANSFER IS BEING MADE PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, AND (4) AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THIS NOTE IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. THIS LEGEND WILL BE REMOVED UPON THE EARLIER OF THE TRANSFER OF THIS NOTE PURSUANT TO CLAUSE 2(E) ABOVE OR UPON ANY TRANSFER OF THIS NOTE UNDER RULE 144(k) UNDER THE SECURITIES ACT (OR ANY SUCCESSOR PROVISION). THE INDENTURE CONTAINS A PROVISION REQUIRING THE TRUSTEE TO REFUSE TO REGISTER ANY TRANSFER OF THIS NOTE IN VIOLATION OF THE FOREGOING RESTRICTION.

                           SIRIUS SATELLITE RADIO INC.

CUSIP No. 82966UAB9                                                      No. 001


                        2 1/2% CONVERTIBLE NOTE DUE 2009

          Sirius Satellite Radio Inc., a Delaware corporation (the "Company", which term shall include any successor corporation under the Indenture referred to on the reverse hereof), promises to pay to Cede & Co., or registered assigns, the principal sum of Dollars on February 15, 2009 [or such greater or lesser amount as is indicated on the Schedule of Exchanges of Securities on the other side of this Security].(2)

          Interest Payment Dates: February 15 and August 15, beginning August 15, 2004

          Record Dates: February 1 and August 1

          This Security is convertible as specified on the reverse hereof. Additional provisions of this Security are set forth on the reverse hereof.

                             SIGNATURE PAGE FOLLOWS





---------------------
(2) This phrase should be included only if the Security is a Global Security.

          IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.


                                                 SIRIUS SATELLITE RADIO INC.

                                                 By:
                                                    -------------------------
                                                    Name:
                                                    Title:


Attest:

By:
   ------------------------
   Name:
   Title:


Trustee's Certificate of Authentication: This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

Dated:

THE BANK OF NEW YORK,
as Trustee,

By:
------------------------------------
Authorized Signatory

                       [FORM OF REVERSE SIDE OF SECURITY]

                           SIRIUS SATELLITE RADIO INC.
                        2 1/2% CONVERTIBLE NOTE DUE 2009

1.   Interest

          Sirius Satellite Radio Inc., a Delaware corporation (the "Company", which term shall include any successor corporation under the Indenture hereinafter referred to), promises to pay interest on the principal amount of this Security at the rate of 2.50% per annum. The Company shall pay interest semiannually on February 15 and August 15 of each year, commencing August 15, 2004. Interest on the Securities shall accrue from the most recent date to which interest has been paid or, if no interest has been paid, from February 20, 2004; provided, however, that if there is not an existing Default in the payment of interest and if this Security is authenticated between a record date referred to on the face hereof and the next succeeding interest payment date, interest shall accrue from such interest payment date. Interest will be computed on the basis of a 360-day year of twelve 30-day months. The Company will pay interest on overdue principal at the rate borne by the Securities plus 1% per annum, and it will pay interest on overdue installments of interest at the same rate as interest on the overdue principal to the extent lawful.

2.   Method of Payment

          The Company shall pay interest on this Security (except defaulted interest) to the person who is the Holder of this Security at the close of business on February 1 or August 1, as the case may be, next preceding the related interest payment date. The Holder must surrender this Security to a Paying Agent to collect payment of principal. The Company will pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts. The Company may, however, pay principal and interest in respect of any Certificated Security by check or wire transfer payable in such money; provided, however, that a Holder with an aggregate principal amount in excess of $2,000,000 will be paid by wire transfer in immediately available funds at the election of such Holder. The Company may mail an interest check to the Holder's registered address. Notwithstanding the foregoing, so long as this Security is registered in the name of a Depository or its nominee, all payments hereon shall be made by wire transfer of immediately available funds to the account of the Depository or its nominee.

3.   Paying Agent, Registrar and Conversion Agent

          Initially, The Bank of New York (the "Trustee," which term shall include any successor trustee under the Indenture hereinafter referred to) will act as Paying Agent, Registrar and Conversion Agent. The Company may change any Paying Agent, Registrar or Conversion Agent without notice to the Holder. The Company or any of its

Subsidiaries may, subject to certain limitations set forth in the Indenture, act as Paying Agent or Registrar.

4.   Indenture Limitations

          This Security is one of a duly authorized issue of Securities of the Company designated as its 2 1/2% Convertible Notes due 2009 (the "Securities") issued under an Indenture dated as of May 23, 2003, as supplemented by the Second Supplemental Indenture dated as of February 20, 2004 (the "Second Supplemental Indenture" and as so supplemented, together with any other supplemental indentures thereto, the "Indenture"), between Sirius Satellite Radio Inc. (the "Company"), and the Trustee. Capitalized terms herein are used as defined in the Indenture unless otherwise defined herein. The terms of this Security include those stated in the Indenture and those required by or made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended, as in effect on the date of the Indenture. This Security is subject to all such terms, and the Holder of this Security is referred to the Indenture and said Act for a statement of them. The Securities are senior unsecured obligations of the Company limited to $300,000,000 aggregate principal amount. The Indenture does not limit other debt of the Company, secured or unsecured, including Senior Indebtedness.

5.   Optional Redemption

          The Company shall not have the option to redeem the Securities prior to February 15, 2009.

6.   Purchase of Securities at Option of Holder Upon a Fundamental Change

          At the option of the Holder, and subject to the terms and conditions of the Indenture, the Company shall become obligated to purchase all or any part specified by the Holder (so long as the principal amount of such part is $1,000 or an integral multiple of $1,000 in excess thereof) of the Securities held by such Holder on the date that is 30 days (or if such 30th day is not a Business Day, the next succeeding Business Day) after the date of the notice of the occurrence of a Fundamental Change provided to Holders as provided in Section
2.03 of the Second Supplemental Indenture, at a purchase price equal to 100% of the principal amount thereof together with accrued interest up to, but excluding, the Repurchase Date. The Holder shall have the right to withdraw any Fundamental Change Purchase Notice (in whole or in a portion thereof that is $1,000 or an integral multiple of $1,000 in excess thereof) at any time prior to the close of business on the Business Day immediately preceding the Repurchase Date by delivering a written notice of withdrawal to the Paying Agent in accordance with the terms of the Indenture.

7.   Conversion

          A Holder of a Security may convert the principal amount of such Security (or any portion thereof equal to $1,000 or any integral multiple of $1,000 in excess thereof) into shares of Common Stock at any time prior to the close of business on

February 15, 2009; provided, however, that if the Security is subject to purchase upon a Fundamental Change, the conversion right will terminate at the close of business on the Business Day immediately preceding the Fundamental Change Purchase Date for such Security or such earlier date as the Holder presents such Security for purchase (unless the Company shall default in making the Repurchase Payment when due, in which case the conversion right shall terminate at the close of business on the date such default is cured and such Security is purchased). The initial Conversion Rate is 226.7574 shares of Common Stock per $1,000 principal amount of Securities, subject to adjustment under certain circumstances. The number of shares of Common Stock issuable upon conversion of a Security is determined by multiplying the number of $1,000 principal amount Securities to be converted by the Conversion Rate in effect on the Conversion Date. No fractional shares will be issued upon conversion; in lieu thereof, an amount will be paid in cash based upon the Closing Price (as defined in the Indenture) of the Common Stock on the Trading Day immediately prior to the Conversion Date. To convert a Security, a Holder must (a) complete and manually sign the conversion notice set forth below and deliver such notice to a Conversion Agent, (b) surrender the Security to a Conversion Agent, (c) furnish appropriate endorsements and transfer documents if required by a Registrar or a Conversion Agent, and (d) pay any transfer or similar tax, if required. Securities so surrendered for conversion (in whole or in part) during the period from the close of business on any regular record date to the opening of business on the next succeeding interest payment date (excluding Securities or portions thereof that are subject to purchase following a Fundamental Change on a date during the period beginning at the close of business on a regular record date and ending at the opening of business on the first Business Day after the next succeeding interest payment date, or if such interest payment date is not a Business Day, the second such Business Day) shall also be accompanied by payment in funds acceptable to the Company of an amount equal to the interest payable on such interest payment date on the principal amount of such Security then being converted, and such interest shall be payable to such registered Holder notwithstanding the conversion of such Security, subject to the provisions of the Indenture and the Second Supplemental Indenture relating to the payment of defaulted interest by the Company. If the Company defaults in the payment of interest payable on such interest payment date, the Company shall promptly repay such funds to such Holder. A Holder may convert a portion of a Security equal to $1,000 or any integral multiple thereof. A Security in respect of which a Holder had delivered a Fundamental Change Purchase Notice exercising the option of such Holder to require the Company to purchase such Security may be converted only if the Fundamental Change Purchase Notice is withdrawn in accordance with the terms of the Indenture and the Second Supplemental Indenture.

8.   Denominations, Transfer, Exchange

          The Securities are in registered form without coupons in denominations of $1,000 and integral multiples of $1,000. A Holder may register the transfer of or exchange Securities in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes or other governmental charges that may be imposed in relation thereto by law or permitted by the Indenture.

9.   Persons Deemed Owners

          The Holder of a Security may be treated as the owner of it for all purposes.

10.  Unclaimed Money

          If money for the payment of principal or interest remains unclaimed for two years, the Trustee or Paying Agent will pay the money back to the Company at its written request. After that, Holders entitled to money must look to the Company for payment.

11.  Amendment, Supplement and Waiver

          Subject to certain exceptions, the Indenture or the Securities may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the Securities then outstanding, and an existing Event of Default and its consequence or compliance with any provision of the Indenture or the Securities may be waived in a particular instance with the consent of the Holders of a majority in principal amount of the Securities then outstanding. Without the consent of or notice to any Holder, the Company and the Trustee may amend or supplement the Indenture or the Securities to, among other things, cure any ambiguity, defect or inconsistency or make any other change that does not adversely affect the rights of any Holder.

12.  Successor Person

          When a successor Person assumes all the obligations of its predecessor under the Securities and the Indenture in accordance with the terms and conditions of the Indenture, the predecessor Person will (except in certain circumstances specified in the Indenture) be released from those obligations.

13.  Defaults and Remedies

          Under the Indenture, an Event of Default includes:

               (1) default in the payment of any interest upon any Security when it becomes due and payable, and continuance of such default for a period of 30 days; or

               (2) default in the payment of the principal of any Security when it becomes due and payable; or

               (3) failure by the Company to provide the notice of a Fundamental Change in accordance with Section 2.03 of the Second Supplemental

          Indenture or default in the payment of the Repurchase Price in respect of any Security on the Repurchase Date therefor; or

               (4) failure by the Company to deliver shares of Common Stock (together with cash in lieu of fractional shares) when such Common Stock (or cash in lieu of fractional shares) is required to be delivered following conversion of a Security and continuation of such default for a period of 10 days; or

               (5) default in the performance, or breach, of any covenant or warranty of the Company contained in the Securities, the Indenture or the Second Supplemental Indenture (other than or those referred to in clauses (1) through (4) above), and continuance of such default or breach for a period of 60 days after there has been given notice by the Trustee or by the Holders of at least 25% in aggregate principal amount of the Securities then Outstanding; or

               (6) failure by the Company to pay any sinking fund payment when due; or

               (7) certain events of bankruptcy or insolvency with respect to the Company and its Subsidiaries.


          If an Event of Default (other than an event of default as described in clause (7) with respect to the Company) occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the Securities then outstanding may declare all unpaid principal to the date of acceleration on the Securities then outstanding to be due and payable immediately, all as and to the extent provided in the Indenture. If an Event of Default occurs as a result of certain events of bankruptcy, insolvency or reorganization with respect to the Company as described in clause (7) herein, unpaid principal of the Securities then outstanding shall become due and payable immediately without any declaration or other act on the part of the Trustee or any Holder, all as and to the extent provided in the Indenture. Holders may not enforce the Indenture or the Securities except as provided in the Indenture. The Trustee may require indemnity satisfactory to it before it enforces the Indenture or the Securities. Subject to certain limitations, Holders of a majority in principal amount of the Securities then outstanding may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders notice of any continuing default (except a default in payment of principal or interest) if it determines that withholding notice is in their interests. The Company is required to file periodic reports with the Trustee as to the absence of an Event of Default.

14.  Trustee Dealings with the Company

          The Bank of New York, the Trustee under the Indenture, in its individual or any other capacity, may make loans to, accept deposits from and perform services for the Company or an Affiliate of the Company, and may otherwise deal with the Company or an Affiliate of the Company, as if it were not the Trustee.

15.  No Recourse Against Others

          A director, officer, employee or stockholder, as such, of the Company shall not have any liability for any obligations of the Company under the Securities or the Indenture nor for any claim based on, in respect of or by reason of such obligations or their creation. The Holder of this Security by accepting this Security waives and releases all such liability. The waiver and release are part of the consideration for the issuance of this Security.

16.  Authentication

          This Security shall not be valid until the Trustee or an authenticating agent manually signs the certificate of authentication on the other side of this Security.

17.  Abbreviations and Definitions

          Customary abbreviations may be used in the name of the Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (=joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian) and UGMA (= Uniform Gifts to Minors Act). All terms defined in the Indenture and used in this Security but not specifically defined herein are defined in the Indenture and are used herein as so defined.

18.  Holders' Compliance with Registration Rights Agreement

          Each Holder of a Security, by acceptance hereof, acknowledges and agrees to the provisions of the Registration Rights Agreement, including the obligations of the Holders with respect to a registration and the indemnification of the Company to the extent provided therein.

19.  Indenture to Control; Governing Law

          In the case of any conflict between the provisions of this Security and the Indenture, the provisions of the Indenture shall control. This Security shall be governed by, and construed in accordance with, the laws of the State of New York without regard to principles of conflicts of law which would require the application of the laws of another jurisdiction.

          The Company will furnish to any Holder, upon written request and without charge, a copy of the Indenture. Requests may be made to: Sirius Satellite Radio Inc., 1221 Avenue of the Americas, 36th Floor, New York, NY 10020, Attention: Patrick L. Donnelly, Executive Vice President, General Counsel and Secretary.

                                 ASSIGNMENT FORM

          To assign this Security, fill in the form below:

          I or we assign and transfer this Security to

-------------------------------------------------------------------------------
                  (Insert assignee's soc. sec. or tax I.D. no.)

-------------------------------------------------------------------------------


-------------------------------------------------------------------------------


-------------------------------------------------------------------------------


-------------------------------------------------------------------------------
              (Print or type assignee's name, address and zip code)

and irrevocably appoint

-------------------------------------------------------------------


agent to transfer this Security on the books of the Company. The agent may substitute another to act for him or her.


Your Signature:

Date:
     -----------------                   -------------------------------------
                                         (Sign exactly as your name appears
                                         on the other side of this Security)

In connection with any transfer of any of the Securities evidenced by this certificate occurring prior to the expiration of the period referred to in Rule 144(k) under the Securities Act after the later of the date of original issuance of such Securities and the last date, if any, on which such Securities were owned by the Company or any Affiliate of the Company, the undersigned confirms that such Securities are being transferred in accordance with its terms:

         CHECK ONE BOX BELOW:

         (1)     [ ]    to the Company; or

         (2)     [ ]    pursuant to an effective registration statement
                        under the Securities Act of 1933; or

         (3)     [ ]    inside the United States to a "qualified
                        institutional buyer" (as defined in Rule 144A under the Securities Act of 1933) that purchases for its own account or for the account of a qualified institutional buyer to whom notice is given that such transfer is being made in reliance on Rule 144A, in each case pursuant to and in compliance with Rule
                        144A under the Securities Act of 1933; or

         (4)     [ ]    pursuant to the exemption from registration provided by
                        Rule 144 under the Securities Act of 1933.

         (5)     [ ]    to an institutional "accredited investor" (as
                        defined in Rule 501(a)(1),(2),(3) or (7) under the Securities Act of 1933) that has furnished to the Trustee a signed letter containing certain representations and agreements.

Unless one of the boxes is checked, the Trustee will refuse to register any of the Securities evidence by this certificate in the name of any person other than the registered holder thereof; provided, however, that if box (3) or (4) is checked, the Trustee shall be entitled to require, prior to registering any such transfer of the Securities, such legal opinions, certifications and other information as the Company has reasonably requested to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act of 1933, such as the exemption provided by Rule 144 under such Act.


                                          ---------------------------------
                                          Signature

Signature Guarantee:


----------------------------------        ---------------------------------
Signature must be guaranteed              Signature


Signatures must be guaranteed by an "eligible guarantor institution" meeting the requirements of the Registrar which requirements include membership or participation in the Security Transfer Agent Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

TO BE COMPLETED BY PURCHASER IF (3) ABOVE IS CHECKED:

The undersigned represents and warrants that it is purchasing this Security for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a "qualified institutional buyer" within the meaning of Rule 144A under the Securities Act of 1933, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned's foregoing representations in order to claim the exemption from registration provided by Rule 144A.

Dated:
      -----------------------                 --------------------------------
                                              Notice: To be executed by an
                                              executive officer

                                CONVERSION NOTICE


          To convert this Security into Common Stock of Sirius Satellite Radio Inc., check the box: [ ]

          To convert only part of this Security, state the principal amount to be converted (must be $1,000 or a multiple of $1,000): $______________.

          If you want the stock certificate made out in another person's name, fill in the form below:

-------------------------------------------------------------------------------
                  (Insert assignee's soc. sec. or tax I.D. no.)

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------
              (Print or type assignee's name, address and zip code)

                                           Your signature:

Date:
     ---------------------------           ------------------------------------
                                           (Sign exactly as your name appears on
                                           the other side of this Security)

Signature Guarantee:

----------------------------------         ------------------------------------
Signature must be guaranteed               Signature

Signatures must be guaranteed by an "eligible guarantor institution" meeting the requirements of the Registrar which requirements include membership or participation in the Security Transfer Agent Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

                           OPTION TO ELECT REPURCHASE
                            UPON A CHANGE OF CONTROL


To: Sirius Satellite Radio Inc.

          The undersigned registered owner of this Security hereby irrevocably acknowledges receipt of a notice from Sirius Satellite Radio Inc. (the "Company") as to the occurrence of a Fundamental Change with respect to the Company, and requests and instructs the Company to redeem the entire principal amount of this Security, or the portion thereof (which is $1,000 or an integral multiple thereof) below designated, in accordance with the terms of the Indenture referred to in this Security at the Fundamental Change Purchase Price, together with accrued interest to, but excluding, such date, to the registered Holder hereof.

Date:
     ---------------------------           ------------------------------------
                                           Signature(s)

Signature Guarantee:

----------------------------------         ------------------------------------
Signature must be guaranteed               Signature


Signatures must be guaranteed by an "eligible guarantor institution" meeting the requirements of the Registrar which requirements include membership or participation in the Security Transfer Agent Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.


Principal amount to be redeemed (in an
integral multiple of $1,000, if less than all):


-----------------------------------


NOTICE: The signature to the foregoing Election must correspond to the name as written upon the face of this Security in every particular, without alteration or any change whatsoever.

                     SCHEDULE OF EXCHANGES OF SECURITIES(3)


          The following exchanges, redemptions, repurchases or conversions of a part of this global Security have been made:


                     Principal Amount                     Amount of Decrease   Amount of Increase
                          of this                            Decrease in           Increase in
                      Global Security     Authorized      Principal Amount      Principal Amount
                      Following Such     Signatory of          of this              of this
         Date          Decrease (or       Securities            Global               Global
     of Exchange         Increase)         Custodian           Security             Security
     -----------         ---------         ---------           --------             --------


------------------------
(3) This schedule should be included only if the Security is a Global Security.